EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
June 26, 2008
To the Board of Directors and Stockholders
American Axle & Manufacturing Holdings, Inc.
Detroit, Michigan
We consent to the incorporation, by reference in the Registration Statement No. 333-70466 on Form S-8 of American Axle Manufacturing Holdings, Inc., of our report dated June 26, 2008, appearing in this Annual Report on Form 11-K of the American Axle & Manufacturing, Inc. Salaried Savings Plan as of, and for the year ended, December 31, 2007.
/s/ GEORGE JOHNSON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan